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                                                                  EXHIBIT 99.2


                            ARISTA INVESTORS CORP.
                                116 John Street
                           New York, New York 10038
                              N.Y. (212) 964-2150
                              FAX: (212) 608-6473
                            UPSTATE: (800) 522-3114


FOR IMMEDIATE RELEASE                  Contact: Stanley S. Mandel
                                                Executive Vice President
                                                (212) 964-2150


New York, New York; October 21, 1998 .... Arista Investors Corp.
(NASDAQ:ARINA) announced that, at a Special Meeting of Stockholders of Arista Investors Corp., held on October 19, 1998, at the New York Marriott Financial Center, New York, New York, the holders of the shares of the Company's Class A Common Stock and the holder of the shares of the Company's Class B Common Stock approved the sale of substantially all of the Company's assets pursuant to an Assumption Reinsurance Agreement by and among Arista Insurance Company, the Company's wholly-owned insurance subsidiary, the Company and The Guardian Life Insurance Company of America.

The Company anticipates that it will close the transaction with The Guardian within the next few weeks. Pursuant to the terms of the Administrative Services Agreement entered into by the Company with The Guardian, upon consummation of the transaction, the Company will administer the New York State Statutory Disability Benefits Insurance business underwritten by The Guardian.

The information this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements.